Exhibit 99.1

FOR IMMEDIATE RELEASE

E*TRADE FINANCIAL Media Contact

Pam Erickson

E*TRADE FINANCIAL Corporation

617-296-6080

pam.erickson@etrade.com

E*TRADE FINANCIAL Investor Relations Contact

Adam Townsend

E*TRADE FINANCIAL Corporation

703-236-8719

adam.townsend@etrade.com

E*TRADE FINANCIAL TO ACQUIRE BROWNCO FOR $1.6 BILLION

Deal accelerates E*TRADE’s asset gathering strategy and delivers significant scale

New York, September 29, 2005 – E*TRADE FINANCIAL Corporation (NYSE: ET) today announced its intention to acquire BrownCo, an online brokerage service of JPMorgan Chase & Co. (NYSE: JPM) for $1.6 billion in cash. The transaction is expected to deliver pre-tax operating synergies of approximately $154 million, which will be comprised of $91 million in expense synergies and $63 million in revenue synergies. These synergies, in combination with BrownCo’s approximate $80 million pre-tax operating income and operating margins of about 40 percent, further strengthen the E*TRADE FINANCIAL franchise. After completing integration, on a full-year run rate basis, the deal is expected to be accretive to earnings by $0.07 per share. The Company expects to achieve full-year run rate synergies nine months after close.

E*TRADE FINANCIAL expects to finance the transaction through approximately 65-75 percent in common equity and mandatory convertible securities with the remainder coming from proceeds of senior notes.

“BrownCo is a premier brokerage asset and an ideal strategic fit for E*TRADE FINANCIAL, accelerating the build out of our business model in this fast-consolidating industry,” said Mitchell H. Caplan, Chief Executive Officer, E*TRADE FINANCIAL. “The acquisition of BrownCo complements the recent acquisition of Harrisdirect, by strengthening and extending our asset gathering strategy with a strong customer demographic, while delivering greater scale.”

BrownCo’s 200,000 customers have the second highest average account balances in the industry, exceeding $145,000 per account. As of the date of this announcement, E*TRADE expects to double its customer margin balance, with BrownCo contributing approximately $3 billion to E*TRADE’s current $3.2 billion margin account balance. In addition, E*TRADE is expected to gain $29 billion in assets, $3.4 billion in customer cash and approximately 28,000 daily average revenue trades — all of which can be uniquely monetized by the retail and institutional components of E*TRADE FINANCIAL’s integrated business model.

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Upon the deal closing, E*TRADE FINANCIAL will have:

•	Nearly 4.3 million customer accounts

•	Approximately $160 billion in customer assets

•	Total customer cash and deposits of $27 billion

•	Over $6.2 billion in average margin debt

•	Approximately 160,000 daily average revenue trades (DARTs)

Investor Conference Call/Webcast

E*TRADE FINANCIAL will host a conference call for shareholders and analysts this morning, September 29, 2005, at 8:30 a.m. EDT to discuss the announcement. The conference call will be available to domestic participants by dialing 1-877-434-1281 and 1-706-679-3933 for international participants. A live audio webcast of this conference call will also be accessible at https://investor.etrade.com/investors.cfm.

The call will be available by replay for two weeks from September 29-October 13. The domestic dial-in number is 1-800-642-1687 and the international dial-in number is 1-706-645-9291. The Conference ID for both is 1044686#.

About E*TRADE FINANCIAL

The E*TRADE FINANCIAL family of companies provide financial services including trading, investing, banking and lending for retail and institutional customers. Securities products and services are offered by E*TRADE Securities LLC (Member NASD/SIPC). Bank and lending products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

About JPMorgan Chase

JPMorgan Chase & Co. (NYSE: JPM) is a leading global financial services firm with assets of $1.2 trillion and operations in more than 50 countries. The firm is a leader in investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management, and private equity. A component of the Dow Jones Industrial Average, JPMorgan Chase & Co. has its corporate headquarters in New York and its U.S. consumer and commercial banking headquarters in Chicago. Under the JPMorgan, Chase and Bank One brands, the firm serves millions of consumers in the United States and many of the world’s most prominent corporate, institutional and government clients. Information about the firm is available at www.jpmorganchase.com.

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Important Notices

E*TRADE FINANCIAL and the E*TRADE FINANCIAL logo are registered trademarks or trademarks of E*TRADE FINANCIAL Corporation. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual reports previously filed by E*TRADE Group, Inc. or E*TRADE FINANCIAL Corporation with the SEC on Form 10-K (including information under the caption “Risk Factors”) and quarterly reports on Form 10-Q.

© 2005 E*TRADE FINANCIAL Corporation